FOR IMMEDIATE RELEASE

    STRATFORD AMERICAN CORPORATION ANNOUNCES CLOSE OF DOLLAR RENT A CAR SALE


     PHOENIX, Ariz. -- (BUSINESS WIRE) -- October 1, 1998 -- Stratford American Corporation ("Stratford") (OTC Bulletin Board: STFA) has announced that its subsidiary, Stratford American Car Rental Systems, Inc. ("SCRS") today closed on the sale of its Phoenix Dollar Rent A Car operations to Dollar Rent A Car Systems, Inc. of Tulsa, Oklahoma for an undisclosed price, in accordance with a definitive agreement announced last month. The sale includes the franchise rights and the fixed assets of SCRS. As part of the agreement, Dollar Rent A Car Systems, Inc. has entered into a long-term lease with SCRS to utilize the base operation facilities located near Phoenix Sky Harbor International Airport.

     While Stratford has sold its major business, the Company continues to aggressively seek potential acquisitions in establishing its future direction.



CONTACT:  Stratford American Corp., Phoenix
          Mel L. Shultz, 602/224-2312